Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Second Quarter 2021 Financial Results

AUSTIN, Texas (August 4, 2021)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for banking and lending, today announced results for its second quarter ending June 30, 2021.

GAAP Results for the Second Quarter 2021

•Revenue for the second quarter of $123.6 million, up 27 percent year-over-year and up 6 percent from the first quarter of 2021.

•GAAP gross margin for the second quarter of 44.8 percent, down from 45.5 percent for the prior-year quarter and 45.7 percent for the first quarter of 2021.

•GAAP net loss for the second quarter of $30.1 million, compared to GAAP net losses of $39.0 million for the prior-year quarter and $25.7 million for the first quarter of 2021.

Non- GAAP Results for the Second Quarter 2021

•Non-GAAP revenue for the second quarter of $124.2 million, up 26 percent year-over-year and up 6 percent from the first quarter of 2021.

•Non-GAAP gross margin for the second quarter of 51.9 percent, down from 53.9 percent for the prior-year quarter and 52.6 percent for the first quarter of 2021.

•Adjusted EBITDA for the second quarter of $9.9 million, up from $8.1 million for the prior-year quarter and consistent with $9.9 million for the first quarter of 2021.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

"There were a number of key highlights across the business during the quarter," said Matt Flake, Q2 CEO. "We had key wins in digital banking, lending, and banking-as-a-service, and we announced the launch of Q2 Innovation Studio, which gives our digital banking customers a powerful set of tools to bring innovation to their customers faster and differentiate their offerings. Given the state of our pipeline across the business, we're optimistic that deal activity will begin to return to pre-pandemic levels in the back half of the year."

Second Quarter Highlights

•Signed an Enterprise, Top-30 US bank to loan origination and ClickSWITCH contracts.

•Signed a Tier 2 credit union to a large digital transformation contract for a broad set of solutions led by retail and small business digital banking.

•Signed a Tier 1, $24 billion financial institution to both loan pricing and data platform as well as Centrix risk management contracts.

•Signed a loan pricing and data platform contract with an existing Tier 1 digital banking customer, a $23 billion financial institution.

•Exited the second quarter with over 18.8 million registered users on the Q2 Platform, representing 16 percent year-over-year growth and 3 percent sequential growth from the first quarter of 2021.

"We had a solid financial performance in the second quarter, delivering results which exceeded the high end of our revenue and adjusted EBTIDA guidance," said David Mehok, Q2 CFO. "Our revenue overachievement combined with operational efficiencies afford us the ability to continue making strategic investments in opportunities that we believe will deliver long-term value creation. The visibility into the second half of the year is resulting in increased full-year guidance of both revenue and adjusted EBITDA."

Financial outlook

As of August 4, 2021, Q2 Holdings is providing guidance for its third quarter of 2021 and revised guidance for its full-year 2021. The financial information below represents forward-looking, non-GAAP financial information, including estimates of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes, unoccupied lease charges, partnership termination charges, loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its third quarter of 2021 as follows:

•Total non-GAAP revenue of $125.0 million to $126.5 million, which would represent year-over-year growth of 19 percent to 21 percent.

•Adjusted EBITDA of $6.2 million to $6.8 million.

Q2 Holdings is providing updated guidance for the full-year 2021 as follows:

•Total non-GAAP revenue of $497.5 million to $499.5 million, which would represent year-over-year growth of 22 to 23 percent.

•Adjusted EBITDA of $33.2 million to $34.7 million, representing 7 percent of non-GAAP revenue for the year.

Conference Call Details

Date:	Thursday, August 5, 2021
Time:	8:30 a.m. EDT
Hosts:	Matt Flake, CEO / David Mehok, CFO
Conference ID:	9212557
Registration:	http://www.directeventreg.com/registration/event/9212557

Please join the conference call at least 10 minutes early to ensure the line is connected. A live webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/.

An archived replay of the webcast will be available on this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.
Q2 is a financial experience company dedicated to providing digital banking and lending solutions to banks, credit unions, alternative finance, and fintech companies in the U.S. and internationally. With comprehensive end-to-end solution sets, Q2 enables its partners to provide cohesive, secure, data-driven experiences to every account holder – from consumer to small business and corporate. Headquartered in Austin, Texas, Q2 has offices throughout the world and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); non-GAAP net income; non-GAAP net income per share; and non-GAAP diluted weighted-average number of common shares outstanding. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, unoccupied lease charges, partnership termination charges, loss on extinguishment of debt, and the impact to deferred revenue from purchase accounting. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation amortization of acquired technology, acquisition-related costs and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP Operating Expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition-related costs, amortization of acquired technology, amortization of acquired intangibles, unoccupied lease charges, partnership termination charges, and the impact to deferred revenue from purchase accounting, and with respect to non-GAAP net income, amortization of debt discount and issuance costs and loss on extinguishment of debt. In the case of non-GAAP diluted weighted-average number of common shares outstanding, Q2 adjusts GAAP diluted weighted-average number of common shares outstanding by the weighted-average effect of potentially dilutive shares which include (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense and (ii) convertible senior notes outstanding and related warrants including the anti-dilutive impact of the Company’s note hedge and capped call agreements on convertible senior notes outstanding.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2's management uses these non-GAAP measures as measures of operating performance; to prepare Q2's annual operating budget; to allocate resources to enhance the financial performance of Q2's business; to evaluate the effectiveness of Q2's business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2's results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2's financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: the ability of Q2 Innovation Studio to allow our digital banking customers to bring innovation to their customers faster and differentiate their offerings; the state of our pipeline and resulting optimism in deal activity in the back half of the year; our positive financial results and the ability they afford us to continue making strategic investments in opportunities that we believe will deliver long-term value creation; and, Q2's quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2's historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include the adverse impacts of the COVID-19 pandemic on Q2's business operations and on global economic and financial markets, including on Q2's customers, partners and suppliers and employees and business, as well as risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers, new markets with Alt-FIs and fintechs and new products and services; (b) the risk that COVID-19, government actions or other factors continue to negatively impact or disrupt the markets for Q2's solutions and that the markets for Q2's solutions do not return to normal or grow as anticipated, in particular with respect to Tier 1 customers and Alt-FI and fintech customers; (c) the risk that Q2's increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2's business and sales results; (d) the risk that changes in Q2's market, business or sales organization negatively impact its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2's solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of Q2's solutions and the impact that the timing of bookings may have on Q2's revenue and financial performance in a period or any future period, including that any declines in bookings growth may not impact Q2's revenue and financial performance until future periods; (f) the risk that errors, interruptions or delays in Q2's products or services or Web hosting negatively impacts Q2's business and sales; (g) risks associated with cyberattacks, data breaches and breaches of security measures within Q2's products, systems and infrastructure or the products, systems and infrastructure of third parties upon which Q2 relies and the resultant costs and liabilities and harm to Q2's business and reputation and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets and credit markets may have on Q2's customers and Q2's business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2's customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2's business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2's implementations of its solutions or the general risks associated with the complexity of Q2's customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) the risks associated with anticipated higher operating expenses in 2021 and beyond; (q) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (r) the risks associated with further consolidation in the financial services industry; (s) risks associated with selling Q2 solutions internationally; and (t) the risk that Q2 debt repayment obligations may adversely affect its financial condition and cash flows from operations in the future and that Q2 may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:	INVESTOR CONTACT:
Maria Abbe	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: 315-657-0041	O: 512-682-4463
maria.abbe@Q2.com	josh.yankovich@Q2.com

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$317,949	$407,703
Restricted cash	2,978	3,482
Investments	93,342	131,352
Accounts receivable, net	38,692	36,430
Contract assets, current portion, net	1,234	1,088
Prepaid expenses and other current assets	9,435	8,861
Deferred solution and other costs, current portion	24,499	19,042
Deferred implementation costs, current portion	7,230	8,258
Total current assets	495,359	616,216
Property and equipment, net	65,448	49,558
Right of use assets	57,323	34,709
Deferred solution and other costs, net of current portion	31,504	32,782
Deferred implementation costs, net of current portion	17,865	15,184
Intangible assets, net	179,797	184,859
Goodwill	512,869	462,274
Contract assets, net of current portion and allowance	21,189	18,694
Other long-term assets	2,245	2,426
Total assets	$1,383,599	$1,416,702

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$56,034	$57,047
Deferred revenues, current portion	89,159	81,935
Lease liabilities, current portion	7,842	6,844
Total current liabilities	153,035	145,826
Convertible notes, net of current portion	537,895	557,468
Deferred revenue, net of current portion	24,740	29,203
Lease liabilities, net of current portion	66,280	36,739
Other long-term liabilities	4,154	4,102
Total liabilities	786,104	773,338

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,034,520	1,024,577
Accumulated other comprehensive loss	(62)	(32)
Accumulated deficit	(436,969)	(381,187)
Total stockholders' equity	597,495	643,364
Total liabilities and stockholders' equity	$1,383,599	$1,416,702

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues (1)	$123,573	$97,581	$240,093	$189,961
Cost of revenues (2) (3)	68,233	53,203	131,552	106,310
Gross profit	55,340	44,378	108,541	83,651

Operating expenses:
Sales and marketing (2)	20,587	16,310	40,403	36,194
Research and development (2)	29,429	23,642	56,224	48,600
General and administrative (2)	18,704	17,203	37,538	36,313
Acquisition related costs (4)	1,188	1,127	2,038	(840)
Amortization of acquired intangibles	4,563	4,491	8,982	8,982
Partnership termination charges	—	13,244	—	13,244
Unoccupied lease charges (5)	812	668	812	668
Total operating expenses	75,283	76,685	145,997	143,161
Loss from operations	(19,943)	(32,307)	(37,456)	(59,510)
Other income (expense), net	(10,006)	(6,599)	(18,013)	(13,064)
Loss before income taxes	(29,949)	(38,906)	(55,469)	(72,574)
Provision for income taxes	(178)	(65)	(313)	(505)
Net loss	$(30,127)	$(38,971)	$(55,782)	$(73,079)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale investments	(14)	108	5	(14)
Foreign currency translation adjustment	(37)	3	(35)	(52)
Comprehensive loss	$(30,178)	$(38,860)	$(55,812)	$(73,145)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.53)	$(0.76)	$(0.99)	$(1.46)
Weighted average common shares outstanding, basic and diluted	56,360	51,241	56,081	49,911

(1)    Includes deferred revenue reduction from purchase accounting of $0.6 million and $1.3 million for the three months ended June 30, 2021 and 2020, respectively, and $1.1 million and $2.8 million for the six months ended June 30, 2021 and 2020, respectively.

(2)    Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenues	$2,763	$1,904	$5,298	$5,312
Sales and marketing	2,930	1,390	5,467	4,144
Research and development	3,506	3,109	6,651	6,879
General and administrative	4,428	4,380	9,306	8,984
Total stock-based compensation expense	$13,627	$10,783	$26,722	$25,319

(3)    Includes amortization of acquired technology of $5.6 million and $5.5 million for the three months ended June 30, 2021 and 2020, respectively, and $10.8 million and $10.9 million for the six months ended June 30, 2021 and 2020, respectively.

(4) The six months ended June 30, 2020 includes a $2.9 million reduction to estimated contingent consideration as a result of the actual contingent consideration calculated as of the final measurement date of March 31, 2020.

(5) Unoccupied lease charges include costs related to the early vacating of various facilities, partially offset by anticipated sublease income from these facilities. For the three and six months ended June 30, 2021, the charges related to an updated assessment of facilities in Georgia and Texas, and for the three and six months ended June 30, 2020, the charges related to the vacating of facilities in California.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(55,782)	$(73,079)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	11,614	8,608
Depreciation and amortization	26,498	26,046
Amortization of debt issuance costs	1,045	945
Amortization of debt discount	13,054	10,177
Amortization of premiums on investments	458	83
Stock-based compensation expense	27,392	26,065
Deferred income taxes	72	311
Loss on extinguishment of debt	1,513	—
Other non-cash charges	1,221	940
Changes in operating assets and liabilities	(21,076)	(27,310)
Net cash provided by (used in) operating activities	6,009	(27,214)
Cash flows from investing activities:
Net maturities of investments	37,558	19,556
Purchases of property and equipment	(14,379)	(14,775)
Business combinations, net of cash acquired	(64,652)	—
Capitalization of software development costs	(2,307)	(398)
Net cash provided by (used in) investing activities	(43,780)	4,383
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	—	311,636
Payments for repurchases of convertible notes	(63,692)	—
Proceeds from bond hedge related to convertible notes	26,295	—
Payments for warrants related to convertible notes	(19,655)	—
Proceeds from exercise of stock options to purchase common stock	4,565	4,216
Payment of contingent consideration	—	(16,862)
Net cash provided by (used in) financing activities	(52,487)	298,990
Net increase (decrease) in cash, cash equivalents, and restricted cash	(90,258)	276,159
Cash, cash equivalents, and restricted cash, beginning of period	411,185	103,562
Cash, cash equivalents, and restricted cash, end of period	$320,927	$379,721

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP revenue	$123,573	$97,581	$240,093	$189,961
Deferred revenue reduction from purchase accounting	595	1,321	1,123	2,763
Non-GAAP revenue	$124,168	$98,902	$241,216	$192,724

GAAP gross profit	$55,340	$44,378	$108,541	$83,651
Stock-based compensation	2,763	1,904	5,298	5,312
Amortization of acquired technology	5,604	5,452	10,761	10,929
Acquisition related costs	106	233	222	491
Deferred revenue reduction from purchase accounting	595	1,321	1,123	2,763
Non-GAAP gross profit	$64,408	$53,288	$125,945	$103,146

Non-GAAP gross margin:
Non-GAAP gross profit	$64,408	$53,288	$125,945	$103,146
Non-GAAP revenue	124,168	98,902	241,216	192,724
Non-GAAP gross margin	51.9%	53.9%	52.2%	53.5%

GAAP sales and marketing expense	$20,587	$16,310	$40,403	$36,194
Stock-based compensation	(2,930)	(1,390)	(5,467)	(4,144)
Non-GAAP sales and marketing expense	$17,657	$14,920	$34,936	$32,050

GAAP research and development expense	$29,429	$23,642	$56,224	$48,600
Stock-based compensation	(3,506)	(3,109)	(6,651)	(6,879)
Non-GAAP research and development expense	$25,923	$20,533	$49,573	$41,721

GAAP general and administrative expense	$18,704	$17,203	$37,538	$36,313
Stock-based compensation	(4,428)	(4,380)	(9,306)	(8,984)
Non-GAAP general and administrative expense	$14,276	$12,823	$28,232	$27,329

GAAP operating loss	$(19,943)	$(32,307)	$(37,456)	$(59,510)
Deferred revenue reduction from purchase accounting	595	1,321	1,123	2,763
Partnership termination charges	—	13,244	—	13,244
Stock-based compensation	13,627	10,783	26,722	25,319
Acquisition related costs	1,294	1,361	2,260	(348)
Amortization of acquired technology	5,604	5,452	10,761	10,929
Amortization of acquired intangibles	4,563	4,491	8,982	8,982
Unoccupied lease charges	812	668	812	668
Non-GAAP operating income	$6,552	$5,013	$13,204	$2,047

GAAP net loss	$(30,127)	$(38,971)	$(55,782)	$(73,079)
Deferred revenue reduction from purchase accounting	595	1,321	1,123	2,763
Partnership termination charges	—	13,244	—	13,244
Loss on extinguishment of debt	1,513	—	1,513	—
Stock-based compensation	13,627	10,783	26,722	25,319
Acquisition related costs	1,294	1,361	2,260	(348)
Amortization of acquired technology	5,604	5,452	10,761	10,929
Amortization of acquired intangibles	4,563	4,491	8,982	8,982
Unoccupied lease charges	812	668	812	668
Amortization of debt discount and issuance costs	7,093	5,632	14,099	11,122
Non-GAAP net income (loss)	$4,974	$3,981	$10,490	$(400)

Reconciliation from diluted weighted-average number of common shares as reported to Non-GAAP diluted weighted-average number of common shares
Diluted weighted-average number of common shares, as reported	56,360	51,241	56,081	49,911
Non-GAAP weighted-average effect of potentially dilutive shares	1,025	1,870	1,365	—
Non-GAAP diluted weighted-average number of common shares	57,385	53,111	57,446	49,911

Calculation of non-GAAP income (loss) per share:
Non-GAAP net income (loss)	$4,974	$3,981	$10,490	$(400)
Non-GAAP diluted weighted-average number of common shares	57,385	53,111	57,446	49,911
Non-GAAP net income (loss) per share	$0.09	$0.07	$0.18	$(0.01)

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(30,127)	$(38,971)	$(55,782)	$(73,079)
Depreciation and amortization	13,586	13,029	26,498	26,046
Stock-based compensation	13,627	10,783	26,722	25,319
Provision for income taxes	178	65	313	505
Interest (income) expense, net	8,388	6,584	16,295	12,859
Acquisition related costs	1,294	1,361	2,260	(348)
Unoccupied lease charges	812	668	812	668
Loss on extinguishment of debt	1,513	—	1,513	—
Deferred revenue reduction from purchase accounting	595	1,321	1,123	2,763
Partnership termination charges	—	13,244	—	13,244
Adjusted EBITDA	$9,866	$8,084	$19,754	$7,977

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Guidance
(in thousands)

	Q3 2021 Guidance		Full Year 2021 Guidance
	Low	High	Low	High

GAAP Revenue	$124,448	$125,948	$495,377	$497,377
Deferred revenue reduction from purchase accounting	552	552	2,123	2,123
Non-GAAP revenue	$125,000	$126,500	$497,500	$499,500